Exhibit 5.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form F-10 of our report dated April 9, 2021, relating to the consolidated financial statements of Bruin Purchaser, LLC appearing in Exhibit 99.1 of the Report of Foreign Issuer on Form 6-K of Enerplus Corporation, dated April 13, 2021, which is incorporated by reference in that Prospectus and filed as Exhibit 4.9 to such Registration Statement.

We also consent to the reference to us under the caption “Interest of Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

June 15, 2021